UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 25, 2012

PRIMUS TELECOMMUNICATIONS GROUP, INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	001-35210	54-1708481
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7901 Jones Branch Drive, Suite 900 McLean, VA		22102
(Address of principal executive offices)		(Zip Code)

(703) 902-2800

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Current Report on Form 8-K/A (the “Form 8-K/A”) is an amendment to the Current Report on Form 8-K of Primus Telecommunications Group, Incorporated (the “Company”), filed on June 20, 2012 (the “Form 8-K”). The purpose of this Form 8-K/A is to correct a typographical error appearing in the Question and Answer document that was filed as Exhibit 99.2 to the Form 8-K. The answer to question 9 of this document incorrectly stated that the indenture governing the 10% Notes issued by the Company’s subsidiary permits restricted payments to be made pursuant to a formula tied to the Company’s EBITDA and interest expense for the period starting October 1, 2012.

The amended Question and Answer document, which is attached as Exhibit 99.2 hereto and supersedes and replaces Exhibit 99.2 to the Form 8-K, correctly states that such indenture permits restricted payments to be made pursuant to a formula tied to the Company’s EBITDA and interest expense for the period starting October 1, 2011. Except for the correction of the typographical error referenced above, this Form 8-K/A does not update, modify or amend any disclosure set forth in the Form 8-K or the exhibits thereto.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

The following is included as an exhibit to this report:

Exhibit No.	Description

99.2	Q&A Relating to the Declaration of Special Dividend and Note Tender Offer, as amended

Primus Telecommunications Group, Incorporated

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Primus Telecommunications Group, Incorporated

(Registrant)

Date: June 25, 2012	By:	/s/ John D. Filipowicz
	Name:	John D. Filipowicz
	Title:	General Counsel, Corporate Secretary, Chief Compliance Officer and Chief Administrative Officer

INDEX TO EXHIBITS

Exhibit No.	Description

99.2	Q&A Relating to the Declaration of Special Dividend and Note Tender Offer, as amended